Exhibit 4

Deutsche Telekom AG, Service Headquarters Postfach 2000, 53105 Bonn, Germany

Ministry of Economy and Finance General Accounting Office Directorate 25th - Department C’ 37 Panepistimiou Str. Athens 10165 Greece

Attention of: Director via fax: 0030 210 333 8959

Your reference
Our contact	Kevin Copp, Senior Vice President Mergers & Acquisitions
Phone	+49 228 181 85000, Fax +49 228 181 85111
Date	July 10, 2009
Re	RE: Hellenic Telecommunications Organisation S.A. (“OTE”)

Dear Sirs,

1.

Reference is made to the Share Purchase Agreement between the Hellenic Republic and Deutsche Telekom AG (jointly with the HR the “Parties”), dated 14th May, 2008 (“Agreement”) and ratified by Law 3676/2007.

2.	Unless The context otherwise requires, capitalised terms used herein and defined in the Agreement shall have the same meaning when used herein.

3.	We hereby acknowledge safe receipt of HR’s irrevocable Put Option 1 Exercise Notice, dated 10th of July, 2009 (“Received Notice”).

4.

We further kindly confirm our agreement on the exact number of the Put Option 1 Shares, referred to in the Received Notice, namely 24,507,519 OTE Shares, representing 5% of the OTE Shares, and the corresponding calculations, namely the amount of €673,956,772.50.

Deutsche Telekom AG
Address	Service Headquarters, Friedrich-Ebert-Allee 140 53113 Bonn, Germany
Postal address	Postfach 2000, 53105 Bonn, Germany
Contacts	Phone +49228 181-0, Fax +49228 181-71915, Internet www.telekom.com
Bank account	Postbank Saarbrucken (bank code 590 100 66), account no. 166 095 662
IBAN: DE0959010066 166095662, SWIFT-BIC: PBNKDEFF690
Supervisory Board	Prof. Dr. Ulrich Lehner (Chairman)
Board of Management	René Obermann (Chairman),
Hamid Akhavan, Dr. Manfred Balz, Reinhard Clemens, Niek Jan van Damme,
Timotheus Höttges, Guido Kerkhoff, Thomas Sattelberger
Commercial register	Amtsgericht Bonn HRB 6794, registered office Bonn
VAT Ident. no. DE 123475223, WEEE reg. no. DE50478375

Date	July 10, 2009
To
Page	2

5.

Please note that DTAG’s broker for the purposes of the sale and transfer of the Put Option 1 Shares by way of a block trade (as per articles 2.3.8 et seq. of the ATHEX Regulation) shall be Goldman Sachs International.

6.	Finally, we confirm that we will provide our full collaboration for the completion and effectuation of the sale and transfer of the Put Option 1 Shares, as per the Agreement.

Sincerely

Kevin Copp

With a copy to:

Ministry of Economy and Finance
Special Secretariat for Privatization
8 Karagiorgi Servias Str.
Athens 101 84
Greece

Attention of: Special Secretary for Privatization

via fax: 0030 210 3375917